                                                                   EXHIBIT 10.35



                                 LOAN AGREEMENT


     LOAN AGREEMENT made as of this 14th day of July, 1993, between AMERICAN MEDICAL HOLDINGS, INC. ("Holdings") and JOHN T. CASEY ("Employee").

     A. Holdings has agreed to lend Employee Three Hundred Seventy Five Thousand and No/100 Dollars ($375,000)(the "Loan Amount") on the terms and conditions set forth in this Loan Agreement, as an inducement for Employee to become an employee of Holdings.

     B. Employee has agreed to become an employee of Holdings and to use a portion of the Loan Amount to purchase Holdings' Common Stock.

     THEREFORE, the parties agree as follows:

     1. LOAN AMOUNT. Holdings shall loan to Employee the Loan Amount, without interest, for the term and on the conditions set forth below.

     2. STOCK PURCHASE. Employee shall utilize $200,000 of the Loan Amount for the purchase of Holdings' Common Stock.

     3. REPAYMENT. The loan shall be due within 10 days after the termination of Employee's employment as President/Chief Operating Officer for any reason; PROVIDED, HOWEVER, that the loan shall be forgiven in increments of $10,417 per month on the last day of each month commencing August 31, 1993 if Employee is still the President/Chief Operating Officer of Holdings at those dates and shall be forgiven in its entirety in the event Employee's employment as President/Chief Operating Officer of Holdings is terminated as a result of his death or disability.

     4. PROMISSORY NOTE. Employee agrees to execute that certain Promissory Note dated July 14, 1993 in the amount of $375,000, a copy of which is attached (the "Note")

     5. DEED OF TRUST. Employee agrees to execute and deliver to Holdings a Deed of Trust, a copy of which is attached, against his Dallas, Texas residence which Deed of Trust shall secure $100,000 of the Loan Amount.

     6. ASSIGNMENT. The obligations of Employee hereunder and in the Note are personal and may not be assigned or delegated or transferred in any manner whatsoever.

     7. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

     8. HEADINGS. The section headings contained herein are for purposes of reference and convenience only and shall not be deemed to constitute a portion of the Loan Agreement or to affect the meaning or interpretation of this Loan Agreement in any way.

     9. NOTICES. Notices or items required or permitted to be given under this Loan Agreement shall be delivered or given to the respective parties by personal delivery to the person intended to receive it or by mailing it by registered or certified mail, return receipt requested, at the addresses for the parties set forth below:

          IF TO EMPLOYEE:

          John T. Casey
          4808 Bobbitt Drive
          Dallas, Texas  75229

          IF TO HOLDINGS:

          American Medical Holdings, Inc.
          8201 Preston Road
          Suite 300
          Dallas, Texas  75225
          Attention:  General Counsel

     10. AMENDMENTS. This Loan Agreement may be amended or modified only by a written instrument executed by Employee and Holdings.

     IN WITNESS WHEREOF, the parties have executed this Agreement this _____ day of July, 1993.

                                   EMPLOYEE



                                   BY: /s/ JOHN T. CASEY
                                       -------------------------------------
                                       JOHN T. CASEY


                                   AMERICAN MEDICAL HOLDINGS



                                   BY: /s/ ROBERT W. O'LEARY
                                       -------------------------------------


LOAN AGREEMENT - PAGE 2

                                 PROMISSORY NOTE


$375,000.00                                                        July 14, 1993


     FOR VALUE RECEIVED, the undersigned, JOHN T. CASEY (hereinafter referred to as "Borrower"), promises to pay to the order of AMERICAN MEDICAL HOLDINGS, INC. (hereinafter referred to as "Holdings"), at its office at 8201 Preston Road, Suite 300, Dallas, Texas 75225 (or at such other address as Holdings may designate in writing), in lawful money of the United States of America, the principal sum of Three Hundred Seventy Five Thousand Dollars ($375,000.00). Such payment obligation shall be without interest.

     The loan shall be due within ten (10) days after the termination of Borrower's employment as President/Chief Operating Officer of Holdings for any reason; PROVIDED, HOWEVER, that the loan shall be forgiven in increments of $10,417.00 per month on the last day of each month commencing August 31, 1993 if Borrower is still the President/Chief Operating Officer of Holdings on those dates and shall be forgiven in its entirety in the event Borrower's employment as President/Chief Operating Officer of Holdings is terminated as a result of his death or disability.

     One Hundred Thousand Dollars ($100,000.00) of this Note shall be secured by a Deed of Trust, a copy of which is attached hereto.


                                        BORROWER



                                        BY:  /s/ JOHN T. CASEY
                                             ----------------------------------
                                             JOHN T. CASEY